UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2016

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Resignation of Executive Officer

On January 5, 2016, Christina L. Maier notified Patriot National Bancorp, Inc. (the “Company”) that she will be resigning, for personal reasons, as of January 5, 2016, from her position as Chief Financial Officer of the Company and Patriot Bank, National Association, a wholly owned subsidiary of the Company (the “Bank” and together with the Company, “Patriot”), and that she will be resigning, also for personal reasons, as of April 30, 2016, from her position as Executive Vice President of Patriot.

Item 5.02(c) – Appointment of Executive Officer

Neil M. McDonnell has been appointed Chief Financial Officer of Patriot as of January 5, 2016. In connection with his appointment as Chief Financial Officer, Mr. McDonnell will receive an annual base salary of $225,000, effective in January 2016.

Mr. McDonnell, 52, had been serving as Executive Vice President, Finance of Patriot since December 9, 2015, and was a consultant to Patriot from October 5, 2015 through December 8, 2015.

Prior to joining Patriot, from November 2014 through December 2015, Mr. McDonnell worked as an independent consultant in the financial industry. From August 2012 through August 2014, he served as Executive Vice President and Chief Financial Officer of Darien Rowayton Bank in Darien, Connecticut, and from June 2007 through May 2012, he served as Chief Financial and Compliance Officer at Fieldpoint Private Bank & Trust in Greenwich, Connecticut.

There are no arrangements or understandings between Mr. McDonnell and any other persons pursuant to which he was selected as an executive officer. There are no family relationships between Mr. McDonnell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.02(e) – Compensatory Arrangements of Certain Officers

On January 4, 2016, Patriot and Kenneth T. Neilson, President and Chief Executive Officer of Patriot (“Neilson”), mutually agreed to extend the term of that certain Employment Agreement, dated as of March 18, 2013, by and among Patriot and Neilson, as amended by that certain Letter Agreement, dated as of February 3, 2014, by and among Patriot and Neilson, and as further amended by that certain Letter Agreement, dated as of January 21, 2015, by and among Patriot and Neilson (collectively, the “Employment Agreement”), for an additional one-year period from March 17, 2016 (the “Renewal Date”) through March 17, 2017.

Patriot will pay to Neilson a re-signing bonus in the amount of $200,000 and grant to Neilson 30,000 shares of restricted stock of the Company. In the event that Neilson’s employment with Patriot is terminated by Patriot for Cause (as defined in the Employment Agreement) or by Neilson without Good Reason (as defined in the Employment Agreement) (i) within three (3) months following the Renewal Date, Neilson shall repay 50% of the re-signing bonus to Patriot or (ii) more than three (3) months, but less than six (6) months, following the Renewal Date, Neilson shall repay 25% of the re-signing bonus to Patriot. The restricted stock grant to Neilson will be subject to a vesting schedule, under which the grant will vest in equal one-third increments on December 31, 2016, December 31, 2017 and December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: January 8, 2016	By:	/s/ Michael A. Carrazza
Michael A. Carrazza Chairman of the Board